New Jersey Department of State
Division of Commercial Recording
Certificate of Incorporation, Profit
(Title 14A 2-7 New Jersey Business Corporation ace
For Use by Domestic Profit Corporation)

 This is to certify that there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes:

1.  Name of Corporation:   Global Agri-Med Technologies, Inc.

2.  The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under N.J.S.A 14A 1-1 et seq:

3.  Registered Agent:    Roger L. Fidler
4.  Registered Office:     163 South St.
                                         Hackensack NJ, 07601

5.  The aggregate number of shares which the corporation shall have authority to issue is:
                                      50,000,000

6.  If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.
     40,000,000 Common shares
     10,000,000 Preferred shares

7.  If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.
          The boards of directors may, from time to time, at their sole discretion divide the shares into classes or series, or change designation rights, number, preferences and limitations.
8.  The first Board of Directors shall consist of ( ) Directors (minimum of one)
      Name                        Street Address                City                  State             Zip
       Roger L. Fidler        163 South St.            Hackensack       NJ               07601

9.  Name and Address of Incorporator(s)
      Name                        Street Address                City                  State             Zip
       Roger L. Fidler        163 South St.            Hackensack       NJ               07601

10.  The duration of the corporation is:  Perpetual
11.  Other Provisions:

                In Witness whereof, each Individual incorporator being over eighteen years of age has signed  this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by  its duly authorized officers this 17th day of October 19 99

     Signature:      s/ Roger Fidler                     Signature: __________________________
                                  Roger Fidler

     Signature:  _______________________   Signature: __________________________